Exhibit 24.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our reports, included or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, Registration No. 33-31429, relating to the Company's 1989 Employee Stock Purchase Plan and Registration No. 33-56251, relating to the Company's 1994 Employee Stock Purchase Plan and Deferred Compensation Plan for Directors.




ARTHUR ANDERSEN LLP


Pittsburgh,Pennsylvania
March 29, 1996